Exhibit 23.1



                       Consent of Independent Accountants





We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated March 26, 2003 relating to the financial statements of Newmont Mining Corporation, which appears in Newmont Mining Corporation's Annual Report on Form 10-K/A for the year ended December 31, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Denver, Colorado

January 22, 2004